UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Grand Central Place 60 East 42nd Street New York, New York		10165
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Upon a recommendation from the Compensation Committee of the Board of Directors of Empire State Realty Trust, Inc. (the “Company”), as part of a review of the Company’s executive officer compensation to reflect industry standards within its peer group, the Board of Directors approved amendments to:

•	the Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. 2013 Equity Incentive Plan;

•	the October 7, 2013 Employment Agreement between the Company and Anthony E. Malkin; and

•	the October 7, 2013 Change in Control Severance Agreement between the Company and each of Thomas P. Durels, David A. Karp and Thomas N. Keltner, Jr.

The amendments to the above agreements:

•	modified the definition of a “Change in Control” for all employees to apply following a transaction or series of transactions where a non-affiliate of the Company acquires at least 30%, rather than 50%, of the total combined voting power of the Company’s securities eligible to vote in an election of the Board; and

•	modified the non-compete restrictions which apply to the executives noted above to apply for 12 months, rather than 24 months, after any such executive’s termination of employment following a Change in Control.

The foregoing summary of the above agreements, effective as of April 5, 2016, does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated documents, copies of which are expected to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: April 11, 2016	By:	/s/ David A. Karp
		Name:	David A. Karp
		Title:	Executive Vice President and Chief Financial Officer

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